Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Crown LNG Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Ordinary Shares, no par value	Rule 457(f)(1)	825,000(1)(2)(3)	$10.94(4)	$9,025,500	0.00014760	$1,332.16

Fees Previously Paid	Equity	Ordinary Shares, no par value	Rule 457(f)(1)	10,094,859(1)(2)(3)	$10.94(4)	$110,437,757.46	0.00014760	$16,300.61

	Equity	Warrants to purchase Ordinary Shares	Rule 457(g)	15,333,333(1)(2)(5)	—	—	—	—(6)

	Equity	Ordinary Shares, no par value, issuable upon exercise of the redeemable warrants	Rule 457(f)(1)	15,333,333(1)(2)(7)	$11.50(8)	$176,333,329.50	0.00014760	$26,026.80

	Equity	Ordinary Shares, no par value	Rule 457(f)(2)	60,000,000(9)	$0.00031(10)	$18,600	0.00014760	$2.75

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—		—

	Total Offering Amounts					$295,815,186.96		$43,662.32

	Total Fees Previously Paid							$42,330.16

	Total Fee Offsets							0.00

	Net Fee Due							$1,332.16

(1)	Upon the Closing of the Business Combination described herein, the registrant will be “Crown LNG Holdings Limited” (the “Registrant”).
(2)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)

Represents (i) the number of Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”) of Catcha Investment Corp, a Cayman Islands exempted company (“Catcha”), including the Class A ordinary shares that were included in the units issued in Catcha’s initial public offering (the “IPO”), that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-252389) (the “IPO Registration Statement”) and offered by Catcha in the IPO (the “Catcha public shares”) and after giving effect to the Extension Redemption (as defined in the proxy statement/prospectus), (ii) the number of Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares”), of Catcha that were initially issued in a private placement prior to the IPO, to Catcha Holdings LLC (the “Sponsor”), which as a result of the Business Combination, will automatically be converted by operation of law into Class A ordinary shares of the Registrant; (iii) 330,000 Class B ordinary shares issued to Polar Multi-Strategy Master Fund (“Polar) pursuant to the subscription agreement by and between the Sponsor and Polar, dated March 9, 2023, which as a result of the Business Combination, will automatically be converted by operation of law into Ordinary Shares of the Registrant; (iv) 50,000 Class A ordinary shares to be issued to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”), which as a result of the Business Combination, will automatically be converted by operation of law into Ordinary Shares of the Registrant; and (v) 319,350 Ordinary Shares to be issued to Emerging Asia Capital Partners.

(4)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on NYSE American LLC on September 28, 2023 in accordance with Rule 457(f)(1).

(5)

Represents (i) 10,000,000 redeemable warrants issued by Catcha in its IPO registered on Form S-1 (SEC File No. 333-253023) (including redeemable warrants included in units), and (ii) 5,333,333 warrants to acquire Catcha Class A ordinary shares issued in a private placement simultaneously with Catcha’s IPO, which, the Business Combination, will become warrants to acquire the same number of shares of the Registrant at the same price and on the same terms.

(6)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.
(7)

Represents the number of Class A ordinary shares issuable upon exercise of warrants subsequent to the completion of the Business Combination. Each warrant will entitle the warrant holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

(8)	Represents the exercise price of the Redeemable Warrants.
(9)

Relates to 60,000,000 Ordinary Shares of the Registrant representing the maximum number of Ordinary Shares to be issued to the shareholders of Crown LNG Holding AS, a private limited liability company incorporated under the laws of Norway in connection with the Business Combination, pursuant to the Business Combination Agreement, dated as of August 3, 2023, by and among the Registrant, Catcha, CGT Merge II Limited and Crown LNG Holding AS.

(10)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act of 1933, as amended. Crown LNG Holding AS is a private company, no market exists for its securities, and Crown LNG Holding AS has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of Crown LNG Holding AS’s shares is one-third of the aggregate par value of the Crown LNG Holding AS shares expected to be exchanged in the Business Combination.